EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT



Immediately prior to the Merger:
---------------------------------

Metropolis Realty Lower Tier LLC, a Delaware limited liability company, 100% directly owned by Registrant



Immediately following the Merger:
---------------------------------

Metropolis Realty Trust, Inc., a Maryland corporation, 100% directly owned by Registrant

Metropolis  Realty  Sub,  LLC,  a  Delaware  limited  liability  company,   100%
indirectly owned by Registrant